Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 2, 2018 relating to the consolidated financial statements as of December 31, 2017 and the year ended December 31, 2017.

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

July 12, 2019